UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	November 18, 2008

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-0521
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

        In accordance with the provisions of an April 26, 2004 indenture (“Indenture”) between TierOne Corporation (“Company”) and Wilmington Trust Company (“Trustee”), on November 18, 2008, the Company notified the Trustee of its election to defer payments of interest on its floating rate junior subordinated deferrable debt securities due 2034 (“Debt Securities”) relating to the trust preferred securities of TierOne Capital Trust I.

        As permitted under the terms of the Indenture, the Company has the right to extend the interest payment period at any time for up to 20 consecutive quarterly periods. Accordingly, the Company’s election to defer payments of interest does not constitute an event of default under the Indenture and upon expiration of the deferral period, all accrued and unpaid interest on the Debt Securities will be due and payable at the same contractual rate that would have been payable were it not for the extension. Pursuant to the Indenture and subject to limited exceptions, the Company, among other limitations, may not pay dividends or repurchase the Company’s capital stock during the deferral period. The Company elected to defer payment of interest on the Debt Securities to further strengthen its capital position.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: November 24, 2008	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer